EXHIBIT 99.1

Upexi’s Toy Brand, Tytan Tiles, to Launch in 2,000 Walmart Retail Stores in January

Clearwater, FL / November 29, 2022 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted brand owner and innovator in aggregation, today announced that Tytan Tiles (“Tytan”), the Company’s children’s toy brand, will expand its retail presence nationally through 2,000 Walmart stores, with products to hit shelves in January 2023.

Tytan is a high-quality, eco-conscious toy company that has grown 100% over the past two years, with its line of STEM toys growing especially quickly. It has been one of the top selling toys in Sam’s Club since 2018 and a bestseller on Walmart.com. Tytan will be featured in the Walmart.com 2022 CYBER Monday promotions and aligns with Walmart’s STEM initiatives to provide children with educational-focused toys.

“Tytan’s launch in 2,000 locations of America’s premier retailer is a milestone for the brand and we anticipate that it will lead to the best year in the brand's history,” commented Upexi’s CEO, Allan Marshall. “Their attention to detail and high-quality products have helped the brand gain traction and provide functional and educational toys for children of multiple ages.”

“We’ve been working towards a Walmart rollout for many years. It’s a feat only select brands accomplish and we’re honored to be part of the program. This 2000+ store rollout will further establish our footprint as a top performing magnetic tile brand,” commented Tytan Tile President, Nick Romano.

Tytan has a history of continuous retail partner expansion. Their innovative products are currently available online through Walmart.com and SamsClub.com, as well as in-store through leading retailers such as Walmart, Sam's Club.

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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